STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 05/14/1998
                                                981185970-2192400

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
                        SUNMARK INDUSTRIES 1, INC.

     Pursuant to Section 242 of the General Corporation of the laws of the State of Delaware.

     The undersigned, pursuant to the provisions of the General
Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

     FIRST:  The name of the Corporation is presently SUNMARK INDUSTRIES
1, INC.

     SECOND: The Amendment to the Certificate of Incorporation to be effected hereby is as follows:

       Paragraph 1 of the Certificate of Incorporation, relating to the name of the Corporation, is amended to read as follows:

     The Name of the Corporation shall now be:  Mark 1 Industries, Inc.

     THIRD: The amendment effected herein was authorized by the affirmative vote of a majority of the members of the governing body pursuant to Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, we have hereunto set our hands and seal this 12th Day of May, 1998.

By: /s/ Terrence Cullinan
-----------------------------
Terrence Cullinan, President


Attest: /s/ Brian St. Clair
------------------------------
Brian St. Clair, Secretary